EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 19, 2005, relating to the consolidated financial statements of Xenomics, Inc., which is contained in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

LAZAR LEVINE & FELIX LLP

New York, New York
October 26, 2005